Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., May 2, 2007 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $23.3 million (52 cents per share) for the three months ended March 31, 2007, compared to net income of $23.2 million (50 cents per share) for the same period in 2006. Included in net income were net realized gains on securities of $3.5 million ($2.3 million after tax, or 5 cents per share) and $2.8 million ($1.8 million after tax, or 4 cents per share) for the three months ended March 31, 2007 and 2006, respectively. All per-share amounts are stated on a diluted basis.

“Horace Mann’s earnings are off to a solid start in 2007, and our growth initiatives continue to build momentum as well,” said Louis G. Lower II, President and Chief Executive Officer. “Total new auto sales units increased 19 percent in the quarter, including a 24 percent growth in units sold to new auto policyholders. This sales growth, along with continued improvements in retention, resulted in another sequential increase in total auto policies in force, driven primarily by growth in educator policies which have increased 6 percent over the past 12 months.”

Segment Earnings

Net income for the property and casualty segment of $16.8 million ($23.5 million pretax) for the quarter increased $0.6 million compared to the same period in 2006. Favorable development of prior years’ reserves totaling $5.5 million was recorded in the current quarter, all of which was related to non-catastrophe reserves. Favorable reserve development of $4.0 million was recorded in the first quarter of 2006. Pretax catastrophe costs in the current quarter were $2.5 million compared to $3.2 million incurred in the first quarter of 2006. Additional reinsurance costs associated with the company’s property and casualty catastrophe reinsurance program represented pretax decreases in both income and premiums of $0.9 million for the three months ended March 31, 2007.

Annuity segment net income of $3.4 million decreased $0.4 million compared to last year’s first quarter. Improvement in the interest margin and growth in contract charges earned were more than offset by the negative effect of valuations of deferred policy acquisition costs and value of acquired insurance in force in the current period. Life segment net income of $3.6 million for this year’s first quarter increased $0.2 million compared to a year earlier as growth in investment income more than offset higher mortality costs.

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Segment Revenues

The company’s total premiums written and contract deposits increased 1 percent for the quarter compared to the first three months of 2006. The additional costs associated with the company’s property and casualty catastrophe reinsurance program represented a $0.9 million decrease to current period premiums. Property and casualty first quarter premiums written reflected a slight decline as an increase in the number of policies that were in force throughout the period was largely offset by the higher reinsurance premium and a decrease in average auto premium per policy — primarily due to the continued improvement in the quality of this book of business.

Annuity new contract deposits increased 6 percent compared to the first quarter of 2006 primarily due to growth in new scheduled annuity deposit receipts. For the quarter, deposits to fixed accounts increased 7 percent, and variable annuity deposits increased 4 percent. Life segment insurance premiums and contract deposits decreased 3 percent compared to the three months ended March 31, 2006.

Sales and Distribution

Total new auto sales units increased 19 percent compared to the first three months of 2006. Annuity new business decreased 13 percent in the quarter compared to a year earlier. In 2006, annuity sales benefitted from increased opportunities for rollover deposits in six states that had initiated programs allowing educators to privatize a portion of their retirement funds. The current period also reflected a decline in fixed indexed partner product sales.

“While the decline in first quarter annuity sales was disappointing, we are pleased with the continued sales momentum and growth in the auto line. Positive results from initiatives such as the property and casualty Educator Segmentation (Pricing) Model and our Product Management Organization are continuing to drive improvements in average auto productivity per agent while also supporting Horace Mann’s transition to our new Agency Business Model,” said Lower.

Horace Mann’s career agency force totaled 830 agents at March 31, 2007, a slight decline compared to 12 months earlier. “We are expecting modest growth in our agency force over the remainder of 2007, with an increase in total points of distribution also reflecting the addition of licensed product specialists supporting agents who adopt the new Agency Business Model,” Lower noted.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

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Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,
	2007	2006	% Change
DIGEST OF EARNINGS
Net income	$23.3	$23.2	0.4%

Net income per share:
Basic	$0.54	$0.54	—
Diluted (A)	$0.52	$0.50	4.0%

Weighted average number of shares and equivalent shares:
Basic	43.1	43.0
Diluted (A)	45.4	47.8

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$230.3	$227.0	1.5%

Return on equity (B)	16.2%	12.7%

Property & Casualty GAAP combined ratio	89.5%	89.7%
Effect of catastrophe costs on the Property & Casualty combined ratio	1.8%	2.3%

Experienced agents	582	589	-1.2%
Financed agents	248	244	1.6%
Total agents	830	833	-0.4%

Additional Per Share Information

Dividends paid	$0.105	$0.105	—

Book value (C)	$15.70	$12.88	21.9%

Financial Position

Total assets	$6,470.7	$6,028.2	7.3%
Short-term debt	—	67.0
Long-term debt	232.0	119.5
Total shareholders’ equity	677.4	554.0	22.3%

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. Prior to the repurchases in 2006, the Company’s Senior Convertible Notes represented 4.3 million equivalent shares and had annual interest expense of $2.7 million after tax. For the three months ended March 31, 2007, the Senior Convertible Notes represented 1.2 million equivalent shares and had after tax interest expense of $0.2 million.

(B)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.

(C)	Before the fair value adjustment for investments, book value per share was $15.43 at March 31, 2007 and $13.28 at March 31, 2006. Ending shares outstanding were 43,143,356 at March 31, 2007, 43,091,255 at December 31, 2006 and 42,999,589 at March 31, 2006.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data

(Dollars in Millions)

	Three Months Ended March 31,
	2007	2006	% Change
STATEMENTS OF OPERATIONS
Insurance premiums written and contract deposits	$230.3	$227.0	1.5%

Insurance premiums and contract charges earned	$161.2	$162.4	-0.7%
Net investment income	54.9	50.2	9.4%
Net realized investment gains	3.5	2.8
Total revenues	219.6	215.4	1.9%

Benefits, claims and settlement expenses	98.4	100.4
Interest credited	31.2	29.8
Policy acquisition expenses amortized	19.1	17.6
Operating expenses	32.5	31.0	4.8%
Amortization of intangible assets	1.5	1.5
Interest expense (A)	3.7	2.2
Total benefits, losses and expenses	186.4	182.5	2.1%

Income before income taxes	33.2	32.9	0.9%
Income tax expense	9.9	9.7

Net income	$23.3	$23.2	0.4%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$124.5	$124.7	-0.2%
Involuntary and other property & casualty	0.8	0.8

Total Property & Casualty	125.3	125.5	-0.2%

Annuity deposits	81.5	77.2	5.6%

Life	23.5	24.3	-3.3%
Total	$230.3	$227.0	1.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$16.8	$16.2	3.7%

Annuity	3.4	3.8	-10.5%

Life	3.6	3.4	5.9%

Corporate and other (B)	(0.5)	(0.2)

Net income	23.3	23.2	0.4%

Catastrophe costs, after tax, included above (C)	(1.6)	(2.1)

(A)	The three months ended March 31, 2006 included gains of $0.1 million as a result of repurchasing a portion of the 1.425% Senior Convertible Notes due 2032.

(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2007	2006	% Change
PROPERTY & CASUALTY
Premiums written	$125.3	$125.5	-0.2%
Premiums earned	132.2	133.9	-1.3%
Net investment income	9.2	8.4	9.5%
Losses and loss adjustment expenses (LAE)	86.0	88.9
Operating expenses (includes policy acquisition expenses amortized)	31.9	31.1	2.6%
Income before tax	23.5	22.3	5.4%
Net income	16.8	16.2	3.7%

Net investment income, after tax	7.6	7.1	7.0%

Catastrophe costs, after tax (A)	1.6	2.1
Catastrophe losses and LAE, before tax (B)	2.5	3.0
Reinsurance reinstatement premiums, before tax	—	0.2

Operating statistics:
Loss and loss adjustment expense ratio	65.0%	66.4%
Expense ratio	24.5%	23.3%
Combined ratio	89.5%	89.7%

Effect of catastrophe costs on the combined ratio	1.8%	2.3%

Automobile and property detail:
Premiums written (voluntary) (C)	$124.5	$124.7	-0.2%
Automobile	91.6	93.3	-1.8%
Property	32.9	31.4	4.8%

Premiums earned (voluntary) (C)	129.7	131.2	-1.1%
Automobile	91.1	92.8	-1.8%
Property	38.6	38.4	0.5%

Policies in force (voluntary) (in thousands)	800	793	0.9%
Automobile	534	527	1.3%
Property	266	266	—

Policy renewal rate (voluntary)
Automobile (6 months)	90.3%	89.8%
Property (12 months)	87.3%	86.8%

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	68.8%	68.2%
Expense ratio	24.8%	23.7%
Combined ratio	93.6%	91.9%

Effect of catastrophe costs on the combined ratio	0.2%	0.2%

Total property operating statistics:
Loss and loss adjustment expense ratio	53.4%	60.6%
Expense ratio	24.9%	23.2%
Combined ratio	78.3%	83.8%

Effect of catastrophe costs on the combined ratio	6.0%	7.9%

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$3.0	$3.5
Total property	2.5	0.5
Other property and casualty	—	—
Total	5.5	4.0

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

(B)	The three months ended March 31, 2007 reflect a reduction of $0.1 million due to net recoupment from policyholders of assessments previously paid by the Company to the Florida Citizens Property Insurance Corporation (“Florida Citizens”) and the Louisiana Citizens Fair and Coastal Plans (“Louisiana Citizens”).

(C)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2007	2006	% Change
ANNUITY
Contract deposits	$81.5	$77.2	5.6%
Variable	36.5	35.1	4.0%
Fixed	45.0	42.1	6.9%
Contract charges earned	5.4	4.7	14.9%
Net investment income	31.5	29.2	7.9%
Net interest margin (without realized gains)	9.5	8.3	14.5%
Mortality gain (loss) and other reserve changes	(0.3)	—
Operating expenses (includes policy acquisition expenses amortized)	8.5	6.2	37.1%
Amortization of intangible assets	1.2	1.2
Income before tax	4.9	5.6	-12.5%
Net income	3.4	3.8	-10.5%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(0.5)	$0.6
Value of acquired insurance in force	(0.2)	0.1
Guaranteed minimum death benefit reserve	0.1	0.1

Annuity contracts in force (in thousands)	165	163	1.2%
Accumulated value on deposit	$3,618.0	$3,388.1	6.8%
Variable	1,517.9	1,401.0	8.3%
Fixed	2,100.1	1,987.1	5.7%
Annuity accumulated value retention - 12 months
Variable accumulations	91.5%	91.3%
Fixed accumulations	93.1%	94.3%

LIFE

Premiums and contract deposits	$23.5	$24.3	-3.3%
Premiums and contract charges earned	23.6	23.8	-0.8%
Net investment income	13.9	12.9	7.8%
Income before tax	5.5	5.2	5.8%
Net income	3.6	3.4	5.9%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$—	$0.2

Life policies in force (in thousands)	231	235	-1.7%
Life insurance in force	$13,435	$13,140	2.2%
Lapse ratio - 12 months (Ordinary life insurance)	5.8%	6.3%

CORPORATE AND OTHER (A)
Components of loss before tax:
Net realized investment gains	$3.5	$2.8
Interest expense	(3.7)	(2.2)
Other operating expenses and net investment income	(0.5)	(0.8)
Loss before tax	(0.7)	(0.2)
Net loss	(0.5)	(0.2)

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview

(Dollars in Millions)

	Three Months Ended March 31,
	2007	2006	% Change
INVESTMENTS
Annuity and Life
Fixed maturities, at market (amortized cost 2007, $3,136.8; 2006, $2,968.6)	$3,149.5	$2,941.9
Short-term investments	20.5	2.8
Short-term investments, securities lending collateral	351.7	347.2
Policy loans and other	110.6	90.5

Total Annuity and Life investments	3,632.3	3,382.4	7.4%

Property & Casualty
Fixed maturities, at market (amortized cost 2007, $747.3; 2006, $726.7)	753.4	724.1
Short-term investments	14.7	8.9
Short-term investments, securities lending collateral	—	19.0
Other	9.1	2.7

Total Property & Casualty investments	777.2	754.7	3.0%

Corporate investments	37.7	0.2

Total investments	4,447.2	4,137.3	7.5%

Net investment income
Before tax	$54.9	$50.2	9.4%
After tax	37.3	34.3	8.7%

Net realized investment gains by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$0.3	$—
Annuity	3.2	1.3
Life	—	1.5
Corporate and Other	—	—

Total, before tax	3.5	2.8
Total, after tax	2.3	1.8
Per share, diluted	$0.05	$0.04